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                                                                Exhibit 10.11(c)



                         SIXTH INSTRUMENT OF AMENDMENT
                         -----------------------------


     WHEREAS, J. Crew Group, Inc. (the "Company") maintains the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan");

     WHEREAS, Section 4.12 of the Plan provides that the Plan may be amended by the Committee at any time, with exceptions not here material;

     WHEREAS, the Committee wishes to amend the Plan to provide for exercise in the case of retirement of vested stock options awarded under the Plan;

     WHEREAS, all defined terms used herein shall have the meanings set forth in the Plan unless specifically defined herein;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.   Section 2 of the Plan shall be amended to add the following as new
          Section 2(cc) and old Section 2(cc) and the ensuing Sections shall be appropriately relettered:

          ""Retirement" shall mean, when used in connection with the termination of a Participant's Employment, a Participant who is at least age 60 and has been Employed for at least five years at the time of such termination."

     2. Clauses (ii) and (iii) of Section 4.5 of the Plan shall be amended to read in their entirety as follows:

          "(ii) 90 days after the date the Participant's Employment is terminated for any reason other than Cause, Retirement, death or Disability; (iii) one year after the date the Participant's Employment is terminated by reason of death, Retirement or Disability;"


February 2, 2001